UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021 (May 25, 2021)

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2021 and effective as of such date, the Board of Directors of Howmet Aerospace Inc. (the “Company” or “Howmet Aerospace”) appointed Barbara L. Shultz as Vice President and Controller, replacing Paul Myron. In this capacity, Ms. Shultz will serve as the Company’s principal accounting officer. Mr. Myron has been appointed Vice President, Corporate Finance, and will be responsible for Financial Planning and Analysis, Shared Services and Financial Strategy.

Ms. Shultz has worked at the Company since 2005 (the Company was previously known as Arconic Inc. and Alcoa Inc. prior to the Company’s spin-offs in 2020 and 2016, respectively). Ms. Shultz was Assistant Controller since April 2020, following the Company’s separation from Arconic Corporation. Prior to this, she was Director of Compliance from February 2019 to April 2020. From July 2015 through February 2019, she was the Director of Compliance of Arconic Engineered Structures where she integrated financial and internal control matters related to the acquisition of RTI International Metals Inc. She was the Director of Finance of Alcoa Wheel and Transportation Products from 2012 to 2015. Ms. Shultz joined the Company in 2005 as a manager of financial transactions and has held several positions of increasing responsibility where she addressed complex accounting issues and implemented U.S. GAAP policies worldwide, and coordinated the financial aspects of acquisitions and divestitures. Prior to joining the Company, she worked in various roles in the assurance and advisory practice at PricewaterhouseCoopers LLP for ten years.

Ms. Shultz will receive salary, bonus and equity awards, and will participate in the Company’s previously disclosed or filed benefit and compensation plans, at levels consistent with her seniority and scope of responsibility, including a $125,000 annual equity award composed of 50% performance-based restricted share units (RSUs) and 50% time-vested RSUs. In addition, the Company will enter into an indemnification agreement with Ms. Shultz, which the Company has entered into with each of its officers to supplement the indemnification coverage provided by the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (see the Form of Indemnification Agreement between the Company and individual directors or officers, incorporated by reference to exhibit 10.1 to the Form 8-K filed by the Company with the SEC on January 25, 2018).

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2021 annual meeting of shareholders (the “Annual Meeting”) of Howmet Aerospace was held on May 25, 2021. Set forth below are the results of each of the matters submitted to a vote of the shareholders at the Annual Meeting. As of the close of business on March 29, 2021, the record date of the Annual Meeting, there were 434,076,077 shares of common stock outstanding and entitled to vote. Of this amount, 369,309,484 shares of common stock were represented in person or by proxy at the Annual Meeting.

Item 1. The 11 director nominees named in the 2021 Proxy Statement for election to the Company’s Board of Directors were elected, each for a one-year term expiring on the date of the Company’s 2022 annual meeting of shareholders, based upon the following votes:

Nominees	For	Against	Abstain	Broker Non-Votes
James F. Albaugh	332,290,184	7,871,464	349,243	28,798,593
Amy E. Alving	337,364,893	2,778,730	367,268	28,798,593
Sharon R. Barner	339,164,768	985,044	361,079	28,798,593
Joseph S. Cantie	297,190,506	42,937,364	383,021	28,798,593
Robert F. Leduc	271,831,208	68,300,014	379,669	28,798,593
David J. Miller	339,099,909	1,027,615	383,367	28,798,593
Jody G. Miller	337,779,211	2,359,682	371,998	28,798,593
Tolga I. Oal	338,876,244	1,260,293	374,354	28,798,593
Nicole W. Piasecki	297,237,123	42,900,897	372,871	28,798,593
John C. Plant	329,740,234	10,427,728	342,929	28,798,593
Ulrich R. Schmidt	338,472,111	1,662,345	376,435	28,798,593

Item 2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as Howmet Aerospace’s independent registered public accounting firm for 2021 was approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
359,931,492	8,786,940	591,052	0

Item 3. The advisory vote on executive compensation was not approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
151,558,542	188,113,970	838,379	28,798,593

Item 4. The shareholder proposal regarding an independent Board Chairman was not approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
97,973,705	241,060,594	1,476,592	28,798,593

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: June 1, 2021	By:	/s/ Neil E. Marchuk
	Name:	Neil E. Marchuk
	Title:	Executive Vice President, Chief Human Resources Officer

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